Exhibit 10.8

Contract No. 0021 Jian Yang (Bao) Zi 2010

Maximum Amount Guarantee Contract

Important Notice: this Contract is concluded by both parties through negotiations on an equal and voluntary basis according to law, and all the provisions herein set forth with both parties’ true intent. In order to safeguard the guarantor’s legal interests, the creditor hereby requests the guarantor to pay special attention to the bolded part of the provisions herein.

Exhibit 10.8

Creditor: Industry and Commerce Bank of China, Jiangyang Branch (“Party A”)

Person-in-charge: Qiu Ansheng
Place of Business: 5 Renmin Road, Jianyang City
Tel. and Fax:

Guarantor: Fujian Yada Group Co., Ltd. (“Party B”)

Legal Representative: Zhan Youdai
Place of Business or Domicile: Shuinan Industry Park, Songxi County
Tel. and Fax:

In order to guarantee the fulfillment of Party A’s credit right, Party B hereby voluntarily provides the guarantee (counter-guarantee) to Party A. Both parties reach this Contract through negotiation on the basis of equality in accordance with the Contract Law, the Guarantee Law and other related laws and regulations.

ARTICLE 1      SECURED PRINCIPAL CREDITOR’S RIGHTS

1.1       The principal creditor’s rights secured by Party B shall be Party A’s creditor’s rights against the Debtor pursuant to the financial derivatives agreements such as domestic or foreign currency loan contracts, foreign exchange re-finance contracts, bank acceptance agreements, L/C issuance contracts, guarantee agreements, foreign or domestic trade finance agreements, forward foreign exchange settlement and sales agreements, as well as other financing documents (hereinafter referred to as the “Master Contract”) signed with Fujian Yaxin Food Co., Ltd. (hereinafter referred to as the “Debtor”) within the maximum balance of RMB 20,000,000 (in words: RMB TWENTY MILLION YUAN) (in case of any discrepancies between the amount in figures and in words, the amount in words shall prevail) during such period as from June 28th, 2010 to June 27th, 2013 (including the commencement date and expiration date thereof), whether such creditor’s rights are due upon expiration of the foregoing period.

1.2       The maximum balance as mentioned above means the total balance in RMB converted from the creditor’s rights in different currencies at the exchange middle rate published by Party A as of the date of determination of the principal creditor’s rights for which Party B shall assume the guarantee responsibility.

ARTICLE 2       GUARANTEE METHODS

Party B shall assume a joint and several guarantee liability for the Party A’s principal creditor’s rights.

ARTICLE 3       SCOPE OF THE GUARANTEE

Maximum guarantee provided by Party B covers the principal and interest, penalty interest, compound interest, liquidated damages, loss damages, exchange loss (relevant loss incurred due to the change of exchange rate) as well as the costs for enforcing the creditor’s rights (including but not limited to litigation costs, attorney’s fees, and etc.), provided that, the costs for enforcing the creditor’s rights shall be excluded from the maximum balance as specified in Article 1.1.

Exhibit 10.8

ARTICLE 4       GUARANTEE PERIOD

4.1       In case the Master Contract is a loan contract, the guarantee period hereunder shall be within two years as of the next day of the maturity date under the Master Contract; provided that Party A announces early maturity of the loan under the Master Contract in accordance with such Contract, the guarantee period shall be within two years as of the next day of such early maturity date.

4.2       In case the Master Contract is a bank acceptance contract, the guarantee period hereunder shall be within two years from the next day following the date of Party A’s acceptance.

4.3       In case the Master Contract is a guarantee issuance contract, the guarantee period hereunder shall be within two years from the next day following the date when Party A performs its guarantee liability.

4.4       In case the Master Contract is a L/C issuance agreement/contract, the guarantee period hereunder shall be within two years as of the next day of the date of Party A’s payment of the amount under the L/C.

4.5       In case the Master Contract is any other finance instrument, the guarantee period hereunder shall be within two years from the next day following the (early) maturity date of the credit right under the Master Contract.

ARTICLE 5       REPRESENTATIONS AND WARRANTIES OF PARTY B

Party B hereby makes the following representations and warranties to Party A:

5.1       Party B has the legal capacity of a guarantor, and it has obtained all necessary authorizations or approvals for the guarantee it provides for Party A according to the procedures and power limits stipulated in the Party B’s Articles of Association and in compliance with the laws, regulations and other relevant stipulations.

5.2       Once it is a listed company or subsidiary of a listed company, it promises to fulfill information disclosure obligations to the guaranteed matters in a timely manner according to the Securities Law of the People’s Republic of China, Stock Listing Stipulations of Securities Exchange of the People’s Republic of China, relevant laws, stipulations and regulations.

5.3       Party B is fully capable to undertake the guarantee liability, which will not be relieved or exempted due to any change of instruction, financial state or any agreement entered into with any third party.

5.4       Party B has fully understood the purpose of the loan under the Master Contract, and it is on a voluntary basis and based on its true intent that Party B provides the guaranty. Party B acknowledges that the basic transaction pursuant to which the foreign or domestic transaction finance is contemplated are true and without any fraud.

Exhibit 10.8

5.5       All the aspects of the materials or information it provides for Party A are true, accurate and complete, and without any false record, material omission or misleading statement.

5.6       If the principal creditor’s rights hereunder are based on international trade finance provided by Party A to the Debtor, Party B accepts and acknowledges the corresponding international practices.

5.7       If Party B is a natural person, it also represents and warrants that:

A.	it has full capacity for civil conduct;

B.	it has a legal income source and full capability for repayment of the debt;

C.	there is no malicious delayed repayment of bank loan principal and interest, or credit card overdraft;

D.	there is no gambling, drug abuse and other records of misconduct or crimes;

E.	the guaranty it provides for Party A has been approved by Party B’s spouse.

ARTICLE 6       UNDERTAKINGS OF PARTY B

Party B hereby undertakes the following to Party A:

6.1       In case of any of the following conditions, Party B has to continue to fulfill guarantee obligations unconditionally within 5 working days upon Party A’s notice:

A.	Principal creditor’s rights are mature (including early maturity) while the Debtor fails to repay the loan;

B.	Party B or the Debtor is filed for bankruptcy, or is liquidated, or ceases or suspends operations, dissolves, or its business license is cancelled or revoked;

6.2       If Party A’s principal creditor’s right is secured by collateral, it is entitled to require Party B to assume its guarantee liability first, whether such collateral is provided by the Debtor or by any third party, and Party B undertakes not to raise any defense against such requirement. In case that Party A gives up, changes or loses its security interests, Party B’s guarantee liability shall still remain effective without being mitigated or invalidated.

6.3       Party B shall provide Party A at its request with financial materials, tax payment receipts and other materials reflecting its financial status in a timely manner.

6.4       Party B shall continue to fulfill its guarantee obligations hereunder if any of the following circumstances occurs:

A.	Party A and the Debtor modify the Master Contract through consultation, which does not increase Party B’s debts or extend the repayment period;

B.

Party A and the Debtor make changes to the L/C related to the Master Contract under foreign or domestic trade finance circumstance, which does not increase the Debtor’s repayment obligation under the L/C or extend the repayment period;

C.	Party A assigns the principal creditor’s right to a third party.

Exhibit 10.8

6.5       Any guaranty provided to any third party in any form shall not prejudice Party A’s right and interest hereunder.

6.6       Party B shall not conduct a consolidation, split, capital decrease, stock equity change, material asset and creditor’s right transfer, significant outward investment, substantial debt-increasing finance and other activities that may have adverse effect on Party A’s interests without Party A’s prior written consent or before making an arrangement satisfactory to Party A with connection to its guarantee liability hereunder.

6.7        Party B shall notify Party A of any of the following circumstances:

A.	Any change in the Articles of Association, business scope, registered capital, legal representative, or stock equity;

B.	Business closure, disbandment, settlement, business shutdown for rectification, revocation of business license, cancellation or filing for bankruptcy;

C.	Circumstances that concern or may involve serious economic disputes, lawsuits and arbitration or sealing, confiscation or supervision of properties according to law;

D.	If Party B is a natural person, its address, working place and contact are changed;

E.	Offering enterprise bond, company bond, short-term commercial paper or the indebtedness becomes more severe due to any other direct financing means;

F.	Other large-amount loan or external guarantee occurs.

6.8         Party B shall sign the receipt of Party A’s written notice in a timely manner.

6.9         In domestic L/C, buyer financing under domestic L/C, import L/C and import bill advance/re-financing for import transactions, Party B shall assume its guarantee liability without any right of defense once any of the following circumstances occurs, and Party B shall not claim exemption of liability or defense because of any injunction against repayment obligation under the L/C imposed by, or any measure to seize, distrain or freeze any asset related to the L/C or similar measures taken by any judicial or administrative authority:

A.	Any person designated or authorized by Party A has made a bona fide payment under Party A’s instruction;

B.

Party A or its designated or authorized person has issued an acknowledgement of the payment due for the goods under the domestic L/C on a bona fide basis, or has made a bona fide acceptance for the vouchers under the export L/C;

C.	The confirming bank of the L/C has made a bona fide payment;

D.	The negotiating bank of the L/C has made a bona fide negotiation of the L/C.

6.10       Under transactions of delivery against bank guarantee, bill of lading endorsement, authorization for delivery of goods, Party B shall not claim exemption of liability or defense because of Debtor’s refusal of payment of the amount under the L/C.

ARTICLE 7       UNDERTAKINGS OF PARTY A

Party A hereby undertakes to keep confidential relevant documents and financial materials delivered by Party B in the course of fulfilling the obligations and other secret information in other relevant materials unless otherwise stipulated in relevant laws and regulations or other agreement in this Contract.

Exhibit 10.8

ARTICLE 8       DETERMINATION OF THE PRINCIPAL CREDITOR’S RIGHTS

The creditor’s rights secured by maximum amount guarantee shall be determined once any of the following circumstances occurs:

A.	The period specified in Article 1.1 herein expires;

B.	There is no possibility that new creditor’s right will happen;

C.	The Debtor or Party B is announced bankruptcy or is revoked;

D.	Other situations for determining the creditor’s rights as prescribed by any other law occurs.

ARTICLE 9       BREACH OF CONTRACT

9.1       Either party’s failure to perform any of its obligations hereunder, or breach of any of the representation, warranty or undertaking it makes hereunder after this Contract becomes effective shall constitute a breach of contract. The party in breach shall compensate for the loss of the other party (if any) incurred therefrom.

9.2       If Party B fails to perform its guarantee obligation hereunder, Party A has the right to deduct the money in all the accounts opened by Party B with ICBC and its branches to repay the debts under the Master Contract. When the currency of the deducted amount is different from the currency specified in the Master Contract, the amount to be deducted shall be calculated based on the exchange rate applicable to the relevant currency announced by Party A on the deduction date. The interest and other fees incurred during the period from the deduction date to the repayment date (the date when Party A converts the deducted amount into the currency specified in the Master Contract in accordance with SAFE policies and repays the debts under the Master Contract), together with the difference incurred during such period of time due to the fluctuation of exchange rate shall be borne by Party B.

9.3       In case of breach of contract of either party, the other party shall be eligible to any remedy provided by PRC laws, regulations and rules, unless otherwise provided by this Contract.

ARTICLE 10       VALIDATION, CHANGE AND TERMINATION

10.1       This Contract becomes valid from the date of signature.

10.2       Both Parties to the Contract have to negotiate for any contractual changes and reach a written agreement. The changed provisions or agreement constitute a part of this Contract and have equal legal effect as this Contract. The provisions remain valid except for the changed content; the original contractual provisions shall remain valid before the changed content become effective.

10.3       Any failure of any contractual provision to be validated or fulfilled shall not affect the validity and enforceability of the other provisions as well as the validity of the whole Contract.

Exhibit 10.8

10.4       The change and termination of this Contract shall not prejudice the right of compensation of both Parties. The termination of this Contract shall not prejudice the effect of the dispute settlement provisions herein.

ARTICLE 11       DISPUTE RESOLUTION

The conclusion, effect, interpretation, performance and dispute resolution of this Contract shall be governed by applicable PRC laws. Party A and Party B shall negotiate for the settlement of all the disputes arising from or with connection to this Contract; in case such negotiation fails, both parties shall settle the dispute according to the second method below:

A.	Submit the dispute to _________/_________arbitration commission and for arbitration in (location of arbitration) in accordance with the then effective arbitration rules of such Commission. The arbitration award shall be final and legally binding upon both Parties.

B.	File a lawsuit with the court in the place where Party A is located.

ARTICLE 12       MISCELLANEOUS

12.1       Party B shall not assign all or part of its rights or obligations hereunder without Party A’s written approval.

12.2      Party A’s failure to exercise, or partial exercising or delay of exercising any of its contractual rights shall not constitute any waiver or change to such rights or any other rights; neither will such failure prejudice its further performance of such right or any other rights.

12.3       Party A has the right to provide relevant contractual information and other information for the basic credit information database of People’s Bank of China or any other lawful credit database pursuant to relevant laws, stipulations, standard documents or requirements of financial supervision and management institution and serve for the qualified institution or individual for searching and utilization. Party A has the right to search Party B’s relevant information through the basic credit information database of People’s Bank of China or other credit database set up according to law for the purpose of executing and fulfilling the Contract.

12.4       The Contract is made in three counterparts which are equally authentic, and each party shall hold one.

ARTICLE 13       OTHER MATTERS AGREED BY BOTH PARTIES

13.1       ___________________________________________________

13.2       ___________________________________________________

Exhibit 10.8

Party A: Industry and Commerce Bank of China, Jiangyang Branch (“Party A”)
Signature: Qiu Ansheng (signature or chop)

Party B: Fujian Yada Group Co., Ltd.
Legal Representative (Authorized Representative): Zhan Youdai (signature or chop)

Date: June 28, 2010